Exhibit 99.1

Quality Distribution, Inc. Announces Intention to Redeem $22.5 Million

of Second-Priority Senior Notes

- Company Enters Into New $17.5 million Term Loan Facility –

Tampa, FL – June 17, 2013 - Quality Distribution, Inc. (NASDAQ: QLTY) announced today that its wholly owned subsidiaries, Quality Distribution, LLC (“QD LLC”) and QD Capital Corporation (“QD Capital” and, together with QD LLC, the “Issuers”), have issued notice that they will redeem $22.5 million in aggregate principal amount of their 9.875% Second-Priority Senior Notes due 2018 (the “2018 Notes”) on July 15, 2013 (the “Redemption Date”). The redemption price for the 2018 Notes will be equal to 100% of the aggregate redemption amount of $22.5 million (plus accrued but unpaid interest up to the Redemption Date) plus a 3.0% premium. Net proceeds from the Term Loan Facility described below, plus borrowings under QD LLC’s existing revolving ABL credit facility and/or cash on hand, will fund the redemption.

In connection with this activity, Quality also announced that QD LLC’s existing Credit Agreement has been amended to provide for a new $17.5 million term loan facility (the “Term Loan Facility”). Funding of the Term Loan Facility will coincide with the note redemption described above.

“This attractively-priced Term Loan Facility provides us with incremental borrowing capacity, thereby allowing us to opportunistically reduce some of our higher cost debt earlier than expected, while maintaining our solid liquidity position,” commented Joe Troy, Executive Vice President and Chief Financial Officer. “We remain committed to reducing leverage with our free cash flow and will continue to evaluate options to enhance shareholder value.”

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry including crude oil, fresh water, and production fluids, through its wholly-owned subsidiaries QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This press release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking information is any statement other than a statement of historical fact. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, risks and uncertainties regarding forward-looking statements include (1) the effect of local, national and international economic, credit, capital and labor market conditions on the economy in general, on our ability to obtain desired debt financing and on the particular industries in which we operate, including excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; (2) our substantial leverage and our ability to make required payments and comply with restrictions contained in our debt arrangements or to otherwise generate sufficient cash flow from operations or borrowing under our ABL Facility to fund our liquidity needs; (3) competition and rate fluctuations, including fluctuations in prices and demand for transportation services as well as for commodities such as natural gas and oil; (4) our reliance on independent affiliates and independent owner-operators; (5) a shift away from or slowdown in production in the shale regions in which we have energy logistics operations; (6) our liability as a self-insurer to the extent of our deductibles as well as changing conditions and pricing in the insurance marketplace; (7) increased unionization, which could increase our operating costs or constrain operating flexibility; (8) changes in, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry generally or in the particular segments in which we operate; (9) federal and state legislative and regulatory initiatives, which could result in increased costs and additional operating restrictions upon us or our oil and gas frac shale energy customers; (10) our ability to access and use disposal wells and other disposal sites and methods in our energy logistics business; (11) our ability to comply with current and future environmental regulations and the increasing costs relating to environmental compliance; (12) potential disruptions at U.S. ports of entry; (13) diesel fuel prices and our ability to recover costs through fuel surcharges; (14) our ability to attract and retain qualified drivers; (15) terrorist attacks and the cost of complying with existing and future anti-terrorism security measures; (16) our dependence on senior management; (17) the potential loss of our ability to use net operating losses to offset future income; (18) potential future impairment charges; (19) the interests of our largest shareholder, which may conflict with your or our interests; (20) our ability to successfully identify acquisition opportunities, consummate such acquisitions and successfully integrate acquired businesses and converted affiliates and achieve the anticipated benefits and synergies of acquisitions and conversions, the effects of the acquisitions and conversions on the acquired businesses’ existing relationships with customers, governmental entities, affiliates, owner-operators and employees, and the impact that acquisitions and conversions could have on our future financial results and business performance and other future conditions in the market and industry from the acquired businesses; (21) our ability to execute plans to profitably operate in the transportation business and disposal well business within the energy logistics market; (22) our success in entering new markets; (23) adverse weather conditions; (24) our liability for our proportionate share of unfunded vested benefit liabilities, particularly in the event of our withdrawal from any of our multi-employer pension plans; and (25) changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expenses. Readers are urged to carefully review and consider the various disclosures regarding these and other risks and uncertainties, including but not limited to risk factors contained in Quality Distribution, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligation to update any forward-looking statement, whether as a result of developments occurring after the date of this release or for any other reasons.

Contact:	Joseph Troy Executive Vice President and Chief Financial Officer 800-282-2031 ext. 7195